Exhibit 23.1

Consent of Independent Auditors

To the Shareholders

Overseas Shipholding Group, Inc.

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Overseas Shipholding Group, Inc. 2000 Employee Stock Purchase Plan of our report dated February 21, 2000, with respect to the consolidated financial statements of Overseas Shipholding Group, Inc., included in its Annual Report (Form 10-K) for the year ended December 31, 1999, filed with the Securities and Exchange Commission.

We are aware of the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Overseas Shipholding Group, Inc. 2000 Employee Stock Purchase Plan of our report dated May 8, 2000 relating to the unaudited condensed consolidated interim financial statements of Overseas Shipholding Group, Inc. which is included in its Form 10-Q for the quarter ended March 31, 2000. Pursuant to Rule 436(c) of the Securities Act of 1933, our report is not part of the registration statements prepared or certified by accountants within the meaning of Section 7 or 11 of the Securities Act of 1933.

ERNST & YOUNG LLP

New York, New York

June 23, 2000